EXHIBIT 1.1


                       MILLINGTON UNIT INVESTMENT TRUSTS 3

                                 TRUST AGREEMENT

                                                         Dated: April 23, 2010


     This Trust Agreement among Millington Securities, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Millington Unit Investment Trusts, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After April 23, 2010" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.



                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:


                                     PART I


                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II


                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

     1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

     2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Statements of Financial Condition_Number of Units" in the Prospectus for the Trust.

     3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

     4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified the payment of the distribution fee and the Creation and Development fee under "Fees Table" in the Prospectus for each Trust.

     5. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Essential Information" in the Prospectus for each Trust.

     6. The term "Mandatory Termination Date" shall mean the "Termination Date" set forth under "Essential Information" in the Prospectus for each Trust.

     7. The term "Record Date" shall mean the "Record Dates" set forth under "Essential Information" in the Prospectus for each Trust.

     8. Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "`Depositor' shall mean Millington Securities, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

     9. Section 1.01(3) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "`Evaluator' shall mean Millington Securities, Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     10. Section 1.01(4) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

     "`Supervisor' shall mean Millington Securities, Inc., and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     11. The Depositor's annual compensation shall be the amount set forth under "Fee Table" in the Prospectus.

     12. The Trustee's annual compensation shall be the amount set forth under "Fee Table" in the Prospectus.

     This Referent Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                        MILLINGTON SECURITIES, INC.


                                        By /s/ Charles G. Millington
                                          ---------------------------------
                                           Charles G. Millington, President




                            CORPORATE ACKNOWLEDGMENT

STATE OF ILLINOIS                         }
                                          }ss.
COUNTY OF DUPAGE                          }

     On the 23rd day of April in the year 2010, before me personally came Charles G. Millington, to me known, who, being by me duly sworn, did depose and say that he resides in Naperville, Illinois; that he is President, of Millington Securities, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                        ----------------------------------
                                        Notary Public


(Notarial Seal)

RPL ss. 309 - Corporate-no seal

                                        THE BANK OF NEW YORK MELLON, TRUSTEE


                                        By /s/ Thomas Balbone
                                          ----------------------------------
                                                   Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK                         }
                                          }ss.
COUNTY OF NEW YORK                        }

         On the 23rd day of April in the year 2010, before me personally came _____________ to me known, who, being by me duly sworn, did depose and say that he resides in ___________, New York; that he is a Vice President of The Bank of New York, the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.

                                        -----------------------------------
                                        Notary Public


(Notarial Seal)

RPL ss. 309 - Corporate-no seal

                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                       MILLINGTON UNIT INVESTMENT TRUSTS 3

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Portfolio" in the Prospectus for the Trust.